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                          EXHIBIT 21
                         SUBSIDIARIES

Mark Centers Limited Partnership

Mark Manahawkin Realty Corp.
Mark Manahawkin, L.P.

Mark 25th Street Realty Corp.
Mark 25th Street, L.P.

Mark Shillington Realty Corp.
Mark Shillington, L.P.

Mark Berlin Realty Corp.
Mark Berlin, L.P.

Mark Four Realty Corp.
Mark Four Realty, L.P.

Mark Kings Fairground Realty Inc.
Mark Kings Fairground, L.P.

Mark M.P.N.M. Realty Inc.
Mark M.P.N.M., L.P.

Mark Martintown Realty Inc.
Mark Martintown, L.P.

Mark New Smyrna Realty Inc.
Mark New Smyrna, L.P.

Mark Northwood Realty Inc.
Mark Northwood Associates, L.P.

Mark Park Plaza Realty Inc.
Mark Park Plaza, L.P.

Mark Shillington Realty Corp.
Mark Shillington, L.P.

Mark Three Realty Corp.
Mark Three Realty, L.P.

Mark Troy Realty Inc.
Mark Troy, L.P.

Mark Twelve Associates, L.P.